SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): December 10, 1998

                               Aegis Realty, Inc.
               (Exact Name of Registrant as Specified in Charter)

                                    Maryland
                 (State or other Jurisdiction of Incorporation)


         1-13239                                       13-3967879
-----------------------                    -----------------------------------
(Commission File Number)                   (IRS Employer Identification Number)

                     625 Madison Avenue, New York, NY 10022
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 421-5333

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report

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Item 2. Acquisition or Disposition of Assets

Southgate Shopping Center

         On December 9, 1998, Aegis Realty Operating Partnership, L.P. ("AROP") whose sole general partner is Aegis Realty, Inc. ("Aegis"), acquired, directly and through a wholly owned subsidiary, 100% of the partnership interests of Southgate Partners Limited Partnership ("SPLP"), an entity which directly owns Southgate Shopping Center ("Southgate"), for $15,100,000. Southgate is a 213,923-square-foot neighborhood shopping center located in Heath, Ohio, is anchored by Big Bear Supermarket and Odd Lots and is currently 99% leased.

         SPLP, the selling entity, is a limited partnership of which 32.7% of the partnership interests were owned by affiliates of Related Aegis, LP, Aegis' Advisor (the "Advisor"). As an "Affiliated Transaction", approval of the Southgate acquisition was subject to compliance with Article X, Section 2 of Aegis' Amended By-Laws which set forth the following conditions designed to avoid conflicts of interest with respect to the property ("Affiliated Property") to be acquired in the Affiliated Transactions: 1) The acquisition must be consistent with Aegis' business plan; 2) The purchase price must be no greater than the value of the Affiliated Property, as established by a nationally recognized appraisal firm selected by a majority of the Independent Directors;
3) The decision to acquire the Affiliated Property must be specifically approved by a majority of the Independent Directors; 4) Affiliates of the Advisor who have ownership interests in the Affiliated Property must receive Units of Limited Partnership Interest of AROP ("OP Units") rather than cash in exchange for their interest in the Affiliated Property, and the terms of the Affiliated Transaction must be consistent with such pricing and terms as have been negotiated by Aegis with other unaffiliated recipients of OP Units in connection with other reasonably contemporaneous acquisitions by Aegis; and 5) The Advisor must waive the portion of the acquisition fee payable to the Advisor from Aegis attributable to the "Affiliated" portion of the transaction. The Southgate acquisition met with the above listed criteria. The partnership interests acquired from unaffiliated partners in SPLP were not subject to the condition in Item #4 listed above, and therefore the unaffiliated partners could elect to receive either cash or OP Units for their partnership interest.

         The financing of the Southgate acquisition consisted of the following:

          I) $1,295,734 in cash, which was provided from borrowings under Aegis' BankBoston $40 million line of credit (the "Facility");

         II) $2,715,882 by issuance of 208,914 OP Units of AROP. The OP Units are convertible to shares of common stock of Aegis on a one-to-one basis, subject to adjustment, on the one year anniversary of the closing date. The OP Units were issued at an agreed upon value of $13 per OP Unit. If as of the last trading day prior to the first anniversary of the closing date (the "Post-Closing Adjustment Date"), the Average Price Per Share (the "Average Price Per Share", as defined below) is less than $13, Aegis is obligated to issue additional OP Units to those contributors who received OP Units in the amount of the difference between (i) the quotient obtained by dividing $2,715,882 by the Average Price Per Share as of the Post-Closing Adjustment Date and (ii) 208,914. The "Average Price Per Share" is defined as the average final closing price per share of the common stock of Aegis, during the twenty trading day period ending on the valuation date;

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         III) $10,888,384 by the assumption of the current outstanding balance of an existing first mortgage loan encumbering the property. The mortgage was originated in September 1997 with Merrill Lynch Credit Corp., having an original balance of $11,000,000, an interest rate of 7.73%, a 30 year amortization period and monthly payments of 79,508.79. The loan matures on October 1, 2007; and

         IV) $200,000 by delivery of an unsecured purchase money note to the seller, which is non-interest bearing, has a one year term and is fully pre-payable without penalty.

         In addition, AROP made a $1,429,435 loan to Standard Investment Company ("SIC"), a limited liability company that had a 34.99% partnership interest in SPLP. The loan is secured by the 107,974 OP Units that were issued to SIC in exchange for their partnership interest in SPLP. The loan bears an initial interest rate of 7.613% and matures on December 9, 2015 or earlier if Southgate is sold. The principals of SIC executed guarantees for 25% of the total loan amount.

         In connection with the transaction, AROP agreed not to sell Southgate for a minimum of 10 years except in a transaction that does not result in recognition of gain to the contributors who received OP Units, or if sold to pay the tax on the gain to the contributors there from. AROP has also agreed to maintain for the same 10 year period a minimum of $2,300,000 of indebtedness which will be available for such contributors to guarantee.

         Southgate will be managed by RCC Property Advisors ("RCCPA"), an affiliate of the Advisor.

Crossroads Shopping Center

         On December 9, 1998, AROP acquired 100% of the members' equity of Crossroads East Shopping Center, Ltd. ("CESC"), an entity which directly owned Crossroads Shopping Center ("Crossroads"), for $4,800,000. Crossroads is a 71,925-square-foot neighborhood shopping center located in Columbus, Ohio, is anchored by Lenscrafters and is currently 78% leased.

         CESC, the selling entity, is a limited liability company of which 52.5% of the member interests were owned by affiliates of the Advisor. The Crossroads transaction met all the conditions for an Affiliated Transaction as disclosed above. The members' equity acquired from unaffiliated members were not subject to the condition in Item 4 listed above, and therefore the unaffiliated members could elect to receive cash rather than OP Units for their member equity.

         The financing of the acquisition of the member interest in CESC consisted of the following:

         I) $2,129,785 in cash, which was provided from borrowings under the Facility;

         II) $2,165,215 by issuance of 166,555 OP Units of AROP. The OP Units are convertible and subject to adjustment in the same manner as described above for Southgate;

         III) $230,000 by delivery of an unsecured purchase money note to the seller, which will be non-interest bearing, have a one year term and fully pre-payable without penalty; and

         IV) $275,000 by delivery of an unsecured purchase money note to the seller, which will be non-interest bearing, have a one year term and fully pre-payable without penalty.

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         In addition, AROP made a $915,401 loan to SIC, who had 40% of the members' equity in CESC. The loan is secured by the 57,055 OP Units that were issued to SIC in exchange for their members' equity in CESC. The loan bears an interest rate of 7.613% and matures on December 9, 2015 or earlier if Crossroads is sold. The principals of SIC executed guarantees for 25% of the total loan amount.

         In connection with the transaction, AROP agreed not to sell Crossroads for a minimum of 10 years except in a transaction that does not result in recognition of gain to the contributors who received OP Units, or if sold to pay the tax on the gain to the Contributors there from. AROP has also agreed to maintain for the same 10 year period a minimum of $50,000 of indebtedness which will be available for such contributors to guarantee.

         Crossroads will be managed by managed by RCCPA as well.

         As a result of the forgoing transactions, as of December , 1998, the officers and directors of Aegis, as well as the employees of the affiliates of the Advisor, have increased their ownership interest in Aegis, assuming conversion of all OP Units to common stock, from 2.8% to 4.9%.













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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


A.       Financial Statements

         Financial Statements will be filed by amendment not later than 60 days after the date this Form 8-K must be filed.

B.       Pro Forma Financial Information

         Financial Statements will be filed by amendment not later than 60 days after the date this Form 8-K must be filed.

C.       Exhibits

         3.1 Contribution Agreement dated as of December 9, 1998 by and among Southgate General Corporation, HPI Riverwood Management, Inc., Southgate Limited Associates, HPI Partners - Four, L.P., Kenneth Lebow, Andrew Kaskel, Aegis Realty Operating Partnership, L.P. and Aegis Realty, Inc.

         3.2  First  Amendment to Contribution  Agreement dated as of
              December 9, 1998 by and among Standard Investment Co., Ltd., RCC Crossroads East Associates, J. Michael Fried, H. Leon Pachter, Alan P. Hirmes, Stuart J. Boesky, Rita S. Boesky,
              Andrew L. Kaskel, Allison K. Spitalny, Mark J. Schlacter, Aegis Realty Operating Partnership, L.P. and Aegis Realty, Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   Aegis Realty, Inc.
                                  (Registrant)



                          BY:      /s/ Stuart J. Boesky
                                   --------------------
                                   Stuart J. Boesky
                                   President
         December 18, 1998

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